Exhibit 23
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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Partners
Cook Inlet Television Partners, L. P.
   and Subsidiaries:

We consent to the inclusion of our report dated February 24, 1995, with respect to the consolidated balance sheet of Cook Inlet Television Partners, L.P. as of December 31, 1994, and the related consolidated statements of income and cash flows for the year then ended, which report appears in the Form 8-K of Meredith Corporation dated March 16, 1995.




                                   /s/ KPMG Peat Marwick LLP





Los Angeles, California
March 14, 1995